Exhibit 99.2

<epam>

Q1 2023

EPAM Reports Results

Q1 REVENUES

$1.211B

3.4% ↑ YoY *(reported)*

4.9% ↑ YoY *(constant currency)*

OUTLOOK Q2 2023

Revenues in the range of

$1.195B-$1.205B

0.5% ↑ YoY *(midpoint of the range)*

OUTLOOK FY 2023

Revenues in the range of

$4.950B-$5.000B

3.0% ↑ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenues	YoY
Travel & Consumer*	$278M	4.9% ↑
Financial Services*	$271M	4.1% ↑
Business Information & Media	$203M	4.2% ↑
Software & Hi-Tech	$189M	-0.2% ↓
Life Sciences & Healthcare	$111M	-10.1% ↓
Emerging	$159M	14.7% ↑

REVENUES BY GEOGRAPHY

Geography	Revenues	YoY
Americas	$710M	3.4% ↑
EMEA	$464M	10.0% ↑
APAC	$27M	-9.4% ↓
CEE*	$10M	-68.8% ↓

DILUTED EARNINGS PER SHARE

$1.73 GAAP EPS — **13.8% ↑** YoY

$2.47 NON-GAAP EPS — **-0.8% ↓** YoY

EMPLOYEES & LOCATIONS

57,450+ Total EPAMers

51,100+ Designers, Engineers & Consultants

50+ Countries & Regions

*Growth rate impacted by the Company's decision to exit its Russian Operations. Excluding this impact, growth in the Travel & Consumer and Financial Services verticals would have been 6.7% and 12.5%, respectively.
Refer to EPAM's 1st Quarter Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.